SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CalAmp Corp.
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_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held July 30, 2009
_______________________

To the Stockholders of CalAmp Corp.:

The Annual Meeting of Stockholders of CalAmp Corp. will be held at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, on Thursday, July 30, 2009 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect six directors to hold office until the next Annual Meeting of Stockholders;

(2)	To approve a restatement and amendment of the CalAmp Corp. 2004 Incentive Stock Plan to increase the number of shares of common stock reserved for issuance by 3,000,000 and to make certain other changes to this Plan as described herein; and

(3)	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on June 16, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purposes related to the Annual Meeting, during normal business hours, from July 26, 2009 until July 29, 2009 at the Company's executive offices located at 1401 North Rice Avenue, Oxnard, California 93030.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Oxnard, California
June 24, 2009

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS MAY VOTE IN PERSON IF THEY ATTEND THE MEETING EVEN THOUGH THEY HAVE EXECUTED AND RETURNED A PROXY.

Corporate Headquarters: 1401 North Rice Avenue Oxnard, CA 93030	Place of Meeting: Westlake Village Inn 31943 Agoura Road Westlake Village, CA 91361

Telephone: (805) 987-9000
_______________________

PROXY STATEMENT
_______________________

ANNUAL MEETING OF STOCKHOLDERS

July 30, 2009

Approximate date of mailing: June 24, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CalAmp Corp. (the "Company" or "CalAmp") of proxies for use at the Annual Meeting of Stockholders of CalAmp (the "Annual Meeting") to be held on Thursday, July 30, 2009 at 10:00 a.m. local time or at any adjournment or postponement thereof.

VOTING RIGHTS
Stockholders of record of CalAmp as of the close of business on the record date established for the Annual Meeting, June 16, 2009, have the right to receive notice of and to vote at the Annual Meeting. On June 16, 2009, CalAmp had issued and outstanding 25,218,995 shares of Common Stock, par value $0.01 per share ("Common Stock"), the only class of voting securities outstanding.

Each stockholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for transacting business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not counted for purposes of determining the votes cast on the proposal and therefore will have no effect on the outcome of such matters requiring the affirmative vote of a majority of the votes cast.

Persons Making the Solicitation

The Proxy is solicited on behalf of the Board of Directors of the Company (the “Board” or “Board of Directors”). The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit the Proxies held on behalf of stockholders by brokers, dealers, banks and voting trustees, or their nominees. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates. The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid Proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 30, 2009:

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Financial Solutions at https://materials.proxyvote.com/128126, which does not use "cookies" or other software that identifies visitors accessing the web site.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 16, 2009 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement that was serving as an executive officer at the end of the latest fiscal year, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

	Shares
	Beneficially		Ownership
Name and Address of Beneficial Owner (1)	Owned (2)		Percent (3)
Frank Perna, Jr., Chairman of the Board of Directors	228,000		*
Kimberly Alexy, Director	19,140		*
Richard Gold, President, CEO and Director	567,000		2.2%
A.J. "Bert" Moyer, Director	59,500		*
Thomas Pardun, Director	81,563		*
Larry Wolfe, Director	29,140		*
Michael Burdiek, Chief Operating Officer	206,863		*
Garo Sarkissian, Vice President Corporate Development	142,660		*
Richard Vitelle, Vice President Finance and CFO	421,839		1.7%
All current directors and executive officers as a group (9 persons)	1,755,705		6.8%
Fred Sturm, former President, CEO and Director	144,000		*
State of Wisconsin Investment Board	2,488,579	(4)	9.9%
Dimensional Fund Advisors L.P.	1,620,480	(5)	6.4%
Echostar Technologies Corporation	1,350,000	(6)	5.3%

*	Less than 1.0% ownership

(1)	The address of each named officer and director is c/o CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 16, 2009 or within 60 days thereafter, in the following amounts:

Frank Perna, Jr.	28,000
Richard Gold	127,000
A.J. "Bert" Moyer	26,000
Thomas Pardun	4,899
Michael Burdiek	103,750
Garo Sarkissian	50,000
Richard Vitelle	282,500
All current officers and directors as a group	622,149

(3)	For the purposes of determining the percentage of outstanding Common Stock held by the persons set forth in the table, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on June 16, 2009 (25,218,995 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 16, 2009 by such persons.

(4)	The address for the State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707. Shares owned are as of March 31, 2009 per a Form 13F filed with the SEC on April 28, 2009. This Form 13F stated that the State of Wisconsin Investment Board has sole voting and dispositive power as to all 2,488,579 shares.

(5)	The address for Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Shares owned are as of March 31, 2009 per a Form 13F filed with the SEC on May 7, 2009. This Form 13F stated that Dimensional Fund Advisors has sole voting power as to 1,607,210 shares and sole dispositive power as to all 1,620,480 shares.

(6)	The address for EchoStar is 9601 S. Meridian Blvd., Englewood, Colorado 80112. The share amount consists of 1,000,000 shares of CalAmp's Common Stock and 350,000 common stock purchase warrants issued pursuant to a settlement agreement dated December 14, 2007. EchoStar agreed to restrictions on 500,000 shares of the common stock issued and all of the shares underlying the warrants that limit sales to 285,000 shares in any one year period following the settlement date. EchoStar also agreed to vote all of its CalAmp shares (including the shares underlying the warrants when and if exercised) either with the recommendation of CalAmp's Board of Directors or in the same proportion as all other outstanding shares.

Securities Authorized for Issuance under Equity Compensation Plans

At February 28, 2009, the Company had two stock option plans, the 1999 Stock Option Plan and the 2004 Incentive Stock Plan (the “2004 Stock Plan”). Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), phantom stock and bonus stock. To date, only stock options, restricted stock, RSUs and bonus stock have been granted under the 2004 Stock Plan. Options can no longer be granted under the 1999 Stock Option Plan. The 1999 Stock Option Plan and the 2004 Stock Plan were both approved by the Company's stockholders.

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of February 28, 2009:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the second column)
Equity compensation plans
approved by stockholders	2,419,000 (1)	$8.20 (2)	352,971
Equity compensation plans
not approved by stockholders	350,000 (3)	$3.72	0
Total	2,769,000	$7.49 (2)	352,971

(1)	Includes 550,000 shares issuable upon vesting of outstanding RSUs under the 2004 Stock Plan.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs as there is no exercise price associated with RSUs.

(3)	Represents common stock purchase warrants issued to EchoStar Technologies Corporation pursuant to a settlement agreement dated December 14, 2007.

PROPOSAL ONE
ELECTION OF DIRECTORS

A board of six directors will be elected at the 2009 Annual Meeting. At the 2009 Annual Meeting, it is intended that the shares of Common Stock represented by each Proxy, unless otherwise specified on the Proxy, will be voted for the election to the Board of Directors of each of the six nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders, or until his successor has been elected and qualified.

The Board of Directors recommends a vote "FOR" each of the six nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such Proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since
Frank Perna, Jr.	71	Chairman of the Board of Directors	2000

Kimberly Alexy	39	Director	2008

Richard Gold	54	Director, President and CEO	2000

A.J. "Bert" Moyer	65	Director	2004

Thomas Pardun	65	Director	2006

Larry Wolfe	58	Director	2008

Frank Perna, Jr. has been a director of the Company since May 2000 and Chairman of the Board since February 2008. He is Chairman Emeritus of MSC Software, where he served as Chairman and Chief Executive Officer from 1998 to 2005. Mr. Perna also serves as a director of Ping Identity Corp., a venture-funded provider of software and intelligent services for identity validation, and Interneer, Inc., a private company providing products and services for web-based enterprise applications. Mr. Perna also serves on the Board of Trustees of Kettering University. Mr. Perna was Chairman and Chief Executive Officer of EOS Corporation from 1994 to 1998, and was President and Director (Chief Executive Officer from 1990) of Magnetek from 1984 to 1993.

Kimberly Alexy was appointed a director of the Company in June 2008. She is the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank. Ms. Alexy also serves as a director of Dot Hill Systems Corp., a provider of storage systems for organizations requiring networked storage and data management solutions in open systems architecture. Ms. Alexy is a Chartered Financial Analyst (CFA).

Richard Gold joined the Company in February 2008 and was appointed President and Chief Executive Officer in March 2008. Mr. Gold has been a director of the Company since December 2000 and served as Chairman of the Board from July 2004 to February 2008. Prior to joining the Company,

Mr. Gold was a Managing Director of InnoCal Venture Capital, a position he held from 2004 to 2008. From 2002 until 2004, he served as President and Chief Executive Officer of Nova Crystals, Inc., a supplier of optical sensing equipment. He was Chairman of Radia Communications, Inc., a supplier of wireless communications semiconductors, from 2002 to 2003. Prior to this, he was the President and Chief Executive Officer of Genoa Corp. and Pacific Monolithics, Inc., and Vice President and General Manager of Adams-Russell Semiconductor. He began his career as an engineer with Hewlett-Packard Co.

A.J. "Bert" Moyer has been a director of the Company since February 2004. Mr. Moyer, a business consultant and private investor, served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000, and he subsequently served as a consultant to QAD, assisting in the Sales Operations of the Americas Region. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Mr. Moyer also serves on the board of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, Virco Manufacturing Corporation, which designs and produces furniture for the commercial and education markets, LaserCard Corporation, a manufacturer of optical data storage ID cards and services, and Occam Networks, Inc., a provider of broadband networking equipment that enables telephone companies to deliver voice, data and video services. In November 2008, Mr. Moyer earned a Professional Director Certification from the Corporate Directors Group, an accredited provider of RiskMetrics ISS director education.

Thomas Pardun was appointed a director of the Company in June 2006. Mr. Pardun is Chairman of the Board of Western Digital Corporation, a leading information storage provider. He has been a director of Western Digital since 1993 and also serves as a director of Occam Networks, Inc., a provider of broadband networking equipment that enables telephone companies to deliver voice, data and video services, and MegaPath Networks, Inc., a privately-held company that is a leading provider of managed communications services. Mr. Pardun was President of MediaOne International, Asia-Pacific (previously U.S. West International), an owner/operator of international properties in cable television, telephone services and wireless communications, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint and previously held a variety of management positions during a 19-year tenure with IBM.

Larry Wolfe was appointed a director of the Company in June 2008. Mr. Wolfe is the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services, a position held since 2006. From 2002 to 2006, Mr. Wolfe served as a director of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the Tax Division. Previously, Mr. Wolfe was a managing partner at two accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells. Mr. Wolfe is a certified public accountant.

Arthur H. Hausman, who served as a director of CalAmp since 1987, retired from the Board on July 24, 2008, at which time he was appointed Director Emeritus of the Company for a two-year period.

The Board of Directors and Corporate Governance

The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and NASDAQ. The Company may make additional changes to its policies and procedures in the future to help ensure continued compliance with developing standards in the corporate governance area.

     Director Independence

The Board of Directors presently consists of six members, five of whom are independent. A director’s independence is determined by the Board of Directors pursuant to the rules of NASDAQ. The Board has determined that each director is independent, with the exception of Mr. Gold, the Company's President and Chief Executive Officer.

     Executive Sessions

Non-management directors of the Board and Board committees meet in executive session routinely and regularly. During the executive sessions, the non-management directors have access to the Chief Executive Officer and other management officials. The Chairman of the Board or the Chair of the Board committee, as applicable, presides over these executive sessions.

     Number of Directorships

The Company has a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to the CalAmp Board, and other directors should not serve on more than four public company boards in addition to the CalAmp Board.

     Director Stock Ownership

The Company has stock ownership guidelines for directors and executive officers. Pursuant to these guidelines directors are expected to own shares of the Company’s common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer, which is currently $40,000. The stock ownership guidelines for executive officers are discussed on page 16.

     Changes in Director Occupation or Status

The Company has a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event the director's principal occupation or business affiliation changes substantially from the position he or she held when the director originally joined the Company's Board of Directors.

     Attendance of Directors at Annual Meetings

It is a policy of the Board of Directors that attendance of all directors at the annual meeting of stockholders is strongly encouraged but is not required. All of the Company's directors attended last year's annual meeting except for Mr. Wolfe, who had another commitment that existed prior to his appointment to CalAmp’s Board.

     Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other parties such as retained recruiting firms. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described below, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

     Contacting the Board of Directors

Stockholders interested in communicating directly with the Board of Directors, any committee of the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030. The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chair of the Governance and Nominating Committee, Audit Committee or to any individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp's business and financial operations, policies and corporate philosophies.

Committees of the Board

The Board of Directors has delegated certain of its authority to four committees: the Audit Committee, the Compensation Committee, the Corporate Development Committee, and the Governance and Nominating Committee. These four Board committees operate under written charters defining their functions and responsibilities. The charters of these committees are available on the Company's website at www.calamp.com.

The following table provides current membership for each of the Board committees. Committee memberships changed during and subsequent to fiscal year 2009. On June 2, 2008, Ms. Alexy joined the Board and became a member of the Compensation Committee and Corporate Development Committee. Also on that date, Mr. Wolfe joined the Board and became a member of the Audit Committee and the Governance and Nominating Committee. Mr. Pardun ceased to be a member of the Audit Committee upon the appointment of Mr. Wolfe to that committee. Effective June 1, 2009, Ms. Alexy was appointed Chair of the Corporate Development Committee replacing Mr. Perna in that capacity, and Mr. Wolfe was appointed Chair of the Governance and Nominating Committee replacing Mr. Pardun in that role. Also on that date, Mr. Pardun stepped down as a member of the Corporate Development Committee, and Mr. Moyer stepped down as a member of the Compensation Committee.

					Corporate	Governance
Name	Audit		Compensation		Development	and Nominating
Frank Perna, Jr.	X		X		X	X
Kimberly Alexy			X		X *
Bert Moyer	X	*			X
Thomas Pardun			X	*		X
Larry Wolfe	X					X *

* Committee Chair.

     Audit Committee

The primary functions of the Audit Committee are to review and approve the scope of audit procedures performed by the Company's independent auditors, to review the audit reports rendered by the Company's independent auditors, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings. The Board of Directors has determined that Mr. Moyer is an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that each member of the Audit Committee is independent as defined in the rules of NASDAQ. See also the Report of the Audit Committee beginning on page 24.

     Compensation Committee

The primary functions of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and non-

employee directors, and to administer the Company's stock option plans. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the rules of NASDAQ. See also the Compensation Discussion and Analysis beginning on page 11.

     Corporate Development Committee

The primary functions of the Corporate Development Committee are to assist Company management and the Board of Directors to evaluate proposed corporate development transactions, including any proposed acquisition or disposition of assets, operations or businesses by merger, acquisition or disposition, business combination or other means, and proposed financing transactions including issuances of debt and equity.

     Governance and Nominating Committee

The primary functions of the Governance and Nominating Committee are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board of Directors has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of NASDAQ. The Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the Governance and Nominating Committee deems necessary to assist it in the performance of its functions.

The bylaws of CalAmp permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company's bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 60 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests. The Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or business experience) as being particularly desirable to help meet specific Board needs that have arisen. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

Board of Director and Committee Meeting Attendance

In fiscal year 2009, the Board of Directors held eight meetings, the Audit Committee held five meetings, the Compensation Committee held eight meetings, and the Governance and Nominating Committee held two meetings. Although the Corporate Development Committee did not hold any formal meetings during fiscal 2009, corporate development matters were regularly discussed and acted upon as appropriate throughout the year during meetings of the full Board. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors serve that were held during fiscal year 2009.

Compensation of Directors

The following table shows all compensation awarded to, or earned by or paid to each of the Company's non-employee directors in fiscal 2009.

	Fees	FAS 123R
	Earned	Compensation
	or Paid	Expense for
Name	in Cash	Stock Awards	Total
	(A)	(B)
Frank Perna, Jr.	$90,000	$24,207	$114,207
Kimberly Alexy	37,500	12,078	49,578
A.J. "Bert" Moyer	70,000	24,207	94,207
Thomas Pardun	66,250	24,207	90,457
Larry Wolfe	37,500	12,078	49,578
Arthur H. Hausman, former director (C)	30,417	14,267	44,684

(A)	Under the Company's director cash compensation plan adopted in August 2005 and revised in August 2007, non-employee directors of the Company are each paid cash fees as follows:

	1.	A base annual retainer of $40,000.

	2.	Incremental retainers above the base annual retainer as follows:

a.	Annual retainer for each Board committee served on	$5,000

b.	Additional retainer for Chair of Audit Committee	$15,000

c.	Additional retainer for Chairs of other Board committees	$5,000

d.	Additional retainer for Chairman of the Board	$25,000

All directors are paid 1/12th of their retainer amounts each month for as long as they serve.

(B)	Each incumbent non-employee director on August 1, 2007 (Messrs. Perna, Moyer, Pardun and Hausman) a received restricted stock grant of 8,000 shares on that date that had a grant date fair value of $34,240. Upon joining the Board of Directors on June 2, 2008, Ms. Alexy and Mr. Wolfe each received an initial grant of 1,140 shares of restricted stock with a grant date fair value of $2,850. And on July 24, 2008, each director in this table except Mr. Hausman received a restricted stock grant of 8,000 shares that had a grant date fair value of $17,040. The vesting period for all of these restricted stock awards is one year. Amounts shown in the table above represent that portion of the fair value that was recognized as compensation expense during fiscal 2009 pursuant to Statement of Financial Accounting Standards No. 123R ("FAS 123R").

(C)	Mr. Hausman retired from the Board effective July 24, 2008 after more than 20 years of service as a director. Upon his retirement he was appointed Director Emeritus pursuant to which he receives a monthly stipend of $1,667 for a two-year period. His cash fees for fiscal 2009 shown in this table include director emeritus stipend payments totaling $11,667.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also executive officers of the Company receive no additional compensation for their services on the Board.

Pursuant to the current provisions of the Company's 2004 Stock Plan, on the day of each annual meeting of stockholders at which directors are elected, each non-employee director shall receive that number of equity awards (consisting of stock options, SARs, restricted stock, RSUs, phantom stock and stock bonuses) as determined by the Board of Directors from time to time in an amount not to exceed 10,000 equity award units, in which each stock option or SAR equals one equity award unit, and each share of restricted stock, phantom stock, bonus stock or RSU equals 1.2 equity award units. Equity awards granted to non-employee directors generally become exercisable one year from the date of grant or over such longer or shorter period as the Board of Directors may from time to time establish, subject to the discretion of the Compensation Committee to accelerate the vesting of equity awards. If the proposed restatement and amendment of the 2004 Stock Plan as described beginning on page 27 herein is approved by the stockholders at the 2009 Annual Meeting, each non-employee director will be entitled to receive on the day of the annual meeting an equity award consisting of some combination of stock options, SARs, restricted stock, RSUs, phantom stock and stock bonuses not to exceed 20,000 shares of Company stock. Under the proposed restatement and amendment of the 2004 Stock Plan, each share underlying such equity awards would count as 1.0 equity award unit for purposes of determining the number of award units granted and the number award units remaining in the available pool for future awards.

Code of Ethics

The Company has a written Code of Business Conduct and Ethics ("Code of Ethics") that applies to all of the Company's directors, officers and employees. Section 14 of this Code of Ethics contains a Financial Management Code of Ethics that applies specifically to the Company's Chief Executive Officer and all finance and accounting employees including the Company's senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder. The Code of Ethics is available on the Company's corporate website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Ethics that are required to be disclosed by SEC regulations, the Company intends to disclose these events on its corporate website.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board of Directors. The Compensation Committee currently consists of three directors, all of whom are "independent directors" as defined in the listing standards of the NASDAQ Marketplace Rules. The current members of the Compensation Committee are Thomas Pardun, who serves as Chair, Kimberly Alexy, and Frank Perna, Jr.

The Compensation Committee operates under a written charter that was originally adopted by the Board in December 2002 and which has subsequently been amended from time to time, most recently in January 2007. The charter of the Compensation Committee is posted on the Company’s website at www.calamp.com.

The Compensation Committee is responsible for monitoring the performance and compensation of executive officers, reviewing the compensation plans, including bonuses, and administering the Company's equity award plans. While the Company's Board of Directors is responsible for the final approval of executive compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee's administration of the executive compensation program:

  executive compensation should be comparable to the median compensation level of technology industry peer companies to allow the Company to attract and retain talented management;

  annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value;

  total compensation for each executive should be related to overall Company performance as well as individual performance;

  the compensation program should align the interests of the Company's executives with those of its stockholders; and

  supplemental benefits and perquisites that reward executives without regard to performance should be minimal.

Elements of Compensation

In order to achieve the above goals, the named executive officer total compensation packages include base salary and annual bonus paid in cash, as well as long-term compensation in the form of equity awards. Salary is set at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Equity-based incentive awards are granted in amounts the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of similar companies, responsibilities and duties of each officer, and individual performance. This mix of compensation elements is intended to place a significant portion of compensation at risk and emphasizes performance.

The Company also provides executive officers with benefit plans that are generally available to all regular full-time employees of CalAmp. The Compensation Committee believes that appropriately balancing the total compensation package and ensuring the viability of each component of the package (both on its own and taken together as a whole) is necessary in order to provide market-competitive compensation. The Compensation Committee strives to balance the various components of the officer compensation program in order to motivate executives to improve the Company's results on a cost-effective basis. The factors that are used to determine individual compensation packages are generally similar for each named executive officer, including the CEO.

Role of Management in the Compensation Determination Process

The Compensation Committee periodically meets with the Company's Chief Executive Officer and Chief Financial Officer to obtain information with respect to compensation programs. The CEO makes recommendations to the Committee on the base salaries, incentive targets and measures, and equity compensation for the Company's executive officers. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive officer compensation. The Compensation Committee also periodically seeks input from compensation consultants or other independent information sources prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO's compensation package with him, but generally makes decisions with respect to the CEO's compensation without him present. The Committee has not delegated any of its authority with respect to compensation of executive officers to any member of management.

Role of Compensation Consultants in the Compensation Determination Process

The Compensation Committee has the authority to engage its own compensation consultants and other independent advisors to assist in creating and administering the Company's executive compensation policies. Periodically since 2003, the Compensation Committee has retained the services of Towers Perrin or Compensia, independent compensation consulting firms, to conduct various compensation-related studies and analyses. During this time period, Towers Perrin and Compensia have not provided any other services to the Company and have received no compensation other than with respect to services provided to the Compensation Committee.

Determination of Fiscal 2009 Compensation of the Chief Executive Officer

Richard Gold, formerly a non-employee director and Chairman of the Board, was hired by the Company as an employee effective February 29, 2008 and was appointed President and CEO of the Company on March 4, 2008, which was the second business day of fiscal year 2009. Mr. Gold stepped down as Board Chairman concurrent with accepting the employment position with the Company. The Compensation Committee held extensive discussions regarding the terms of Mr. Gold’s employment. The Committee set Mr. Gold’s base salary for fiscal 2009 at $425,000, which is 2.4% higher than the annual base salary that Fred Sturm, the Company’s former President and CEO, received in fiscal years 2007 and 2008.

In its deliberations on Mr. Gold’s compensation, the Compensation Committee discussed the importance of aligning the interests of the Company’s new President and CEO with those of the Company’s stockholders. On February 29, 2008, his first day of employment with the Company, Mr. Gold was awarded 200,000 shares of restricted stock, and on March 4, 2008, upon his appointment as the Company’s President and CEO, he was granted 300,000 stock options at an exercise price of $2.73, which was the closing stock price on that day. These equity awards vest 25% annually over four years.

Under the terms of his employment agreement, Mr. Gold is eligible to participate in the Company’s performance-based short-term incentive compensation program with performance metrics established in accordance with the terms of the program. For fiscal 2009, Mr. Gold’s target bonus was set at 80% of his base salary, with 70% of the bonus opportunity tied to achieving specified levels of consolidated revenues and earnings before interest, taxes, depreciation and amortization (EBITDA) and 30% tied to achievement of certain other business goals. For fiscal 2009, Mr. Gold’s earned bonus was $74,400 as the result of achieving certain business goals other than the revenue and EBITDA targets which were not achieved. However, in conjunction with company-wide cost reductions implemented in response to the worldwide economic downturn, Mr. Gold declined to accept his earned bonus for fiscal 2009, and he also voluntarily reduced his annual base salary from $425,000 to $380,000 effective May 11, 2009.

Determination of Fiscal 2009 Compensation of Executive Officers other than the CEO

In early fiscal 2009, acting pursuant to a directive from the Compensation Committee, management prepared a competitive assessment of the cash and equity compensation for executive management for fiscal 2009 utilizing the same analytical methodology and framework that had been employed by Towers Perrin in previous years. This competitive compensation analysis was prepared by comparing the Company's executive officer compensation with combined, or blended, compensation data of the Radford Executive Survey and of a public company peer group as reported in proxy statements and other public filings. The peer group for fiscal 2009, consisting of 15 companies of similar size and profile to CalAmp, was compiled by management and was approved by the Compensation Committee. These peer group companies are Airspan Networks Inc., Anaren Inc., Digi International Inc., Dot Hill Systems Corp., EFJ Inc., EMS Technologies Inc., Globecomm Systems Inc., KVH Industries Inc., LoJack Corp., PCTEL Inc., Numerex Corp., Radyne Corp., Symmetricom Inc., TeleCommunication Systems Inc. and Zhone Technologies Inc.

On March 10, 2008, the Compensation Committee approved the fiscal 2009 short-term incentive compensation plan for the executive officers, which was ratified by the full Board on the same day. The short-term incentive plan was approved at the same time as the Company’s fiscal 2009 annual operating plan. The target bonus amounts for the executive officers were based on achieving the revenue and EBITDA levels set forth in the fiscal 2009 annual operating plan. The fiscal 2009 short-term incentive plan is described in more detail below.

On May 6, 2008, the CEO presented proposed fiscal 2009 base salary amounts for executive officers other than the CEO to the Compensation Committee. The Committee considered the competitive compensation analysis and the CEO's recommendations for base salary adjustments of the other executive officers. Following its deliberations, the Committee made certain modifications to the officer base salary amounts proposed by the CEO. The Compensation Committee approved these non-CEO officer base salary amounts for fiscal 2009 on May 6, 2008, and the salaries were ratified by the full Board on the same day.

Base Salary

Base salary for named executive officers, including that of the CEO, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. The aggregate value of total cash compensation (base salary and bonus) for executives is generally targeted at approximately the 50th percentile of executive compensation at comparable companies, based on the blended Radford survey data and public company peer group data, with the intent that superior performance under incentive bonus plans would enable the executive to elevate his total cash compensation to levels that are above the average of comparable companies. Base salary amounts for the named executive officers are disclosed in the Summary Compensation Table on page 18.

Short-Term Incentive Compensation Plan

The Company’s annual incentive bonus plan for executive officers reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company and the individual performance of the officers. For fiscal 2009, revenue and EBITDA targets for the incentive bonus plan were established in connection with the Company's annual budgeting process. These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management's actions. In addition, individual non-financial performance objectives were established for each executive officer in light of his departmental responsibilities and operational priorities.

For each financial measure, threshold, target and maximum performance levels were set corresponding to payout levels for each officer as follows:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
CEO	15%	80%	150%
CFO and COO	15%	50%	120%
VP Corporate Development	15%	40%	80%

The Committee believes that this structure rewards the executives for overachievement of the Company's financial goals and provides limited downside protection in the event of performance that is close to, but below, the target level. The target levels for each measure are generally set at the levels set forth in the annual operating plan established by management and approved by the Board at the beginning of each fiscal year, which are levels that the Board feels are challenging but achievable with significant effort. The maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. Payouts are prorated on a straight-line basis for achievement between the “threshold” and target levels or the target and maximum levels. If the Company does not achieve at least the threshold performance level for a measure, no payout is made for that measure.

The bonus amounts for the CEO, CFO and VP Corporate Development were based 70% upon the Company attaining certain levels of consolidated revenue and operating income for fiscal 2009 and 30% upon achieving certain individual performance goals. The bonus amount for the COO was based 60% on attaining certain levels of Wireless Datacom Division revenue and EBITDA for fiscal 2009, 20% on attaining a specified level of consolidated EBITDA for fiscal 2009, and 20% upon achieving certain individual performance goals.

For fiscal 2009, actual consolidated and divisional revenue and EBITDA were less than the threshold levels specified in the fiscal 2009 incentive plan, and consequently no incentive amounts were earned for the quantitative measures. Some of the individual goals established for each officer were achieved, and incentive payouts pursuant to these non-quantitative individual goals were approved by the Compensation Committee and the Board of Directors in May 2009. As noted above, Mr. Gold declined to accept his fiscal 2009 bonus. Bonus amounts paid to the other executive officers are set forth in the column titled "Non-Equity Incentive Plan (Bonus Plan)" of the Summary Compensation Table on page 18.

Adjustment or Recovery of Payments

CalAmp does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, the Compensation Committee and the Board would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, particularly members of executive management, and serve to motivate executives to make decisions that will, in the long run, give the best returns to stockholders.

As noted above, Mr. Gold was awarded 200,000 shares of restricted stock on February 29, 2008 upon his acceptance of an employment position with the Company, and 300,000 stock options on March 4, 2008 upon his appointment as President and CEO. At a meeting of the Compensation Committee held on July 24, 2008, Mr. Gold presented proposed equity awards for the other executive officers that consisted of a combination of stock options and restricted stock. During this meeting the Committee considered the information on Total Direct Compensation (“TDC”) (comprised of base salary, bonus and fair value of equity awards) contained in the fiscal 2009 competitive compensation assessment described above that benchmarked the compensation of the Company’s officers against compensation data of the Radford Executive Survey and a public company peer group. It was noted during this Compensation Committee meeting that TDC of the Company’s non-CEO executive officers per the fiscal 2009 competitive compensation analysis was less than the TDC of the Radford and peer group blended compensation data by amounts ranging from 11.4% to 16.9%.

Following the Committee's review and deliberation, the Committee approved the proposed equity awards for the non-CEO officers, and these awards were ratified by the full Board on the same day. These equity awards are detailed in the "Grants of Plan-Based Awards for Fiscal 2009" table on page 19.

FAS 123R requires the Company to record a charge to earnings for equity awards made to officers, other employees and non-employee directors. As has been its practice for the past several years since the adoption of FAS 123R, the Compensation Committee assesses the financial statement impact of proposed equity awards before taking any action on such proposals. The Committee continues to believe that broad-based equity plans remain an essential element of a competitive compensation package, as such plans are offered currently by most public technology companies with whom the Company competes for both executives and non-executive employees.

Equity Award Practices

The Compensation Committee or the Board of Directors approves all equity awards. Equity awards, historically consisting of stock options, restricted stock grants and RSU grants, are generally made when a key employee, including an executive officer, joins the Company, and usually on an annual basis thereafter. These officer and key employee equity awards typically vest over a four year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The date of grant is the date on which the Compensation Committee or the Board meets and approves the particular option grant or grants. During fiscal years 2008 and 2009, the Compensation Committee made the annual grant of equity awards to officers and key employees on the day of the annual meeting of stockholders, at the same time that equity awards were made to non-employee directors pursuant to the provisions of the Company's 2004 Stock Plan. The Compensation Committee expects to continue for the foreseeable future this practice of making the annual officer and key employee equity awards on the same day as the annual meeting.

The size of an initial equity award to an officer or key employee is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In fiscal 2009, the Company awarded the executive officers a combination of stock options and restricted stock, while key employees were generally awarded RSUs. The continued use of stock options as part of the executive officer compensation program is designed to maximize stockholder value over the long term, because no benefit is realized from the option grant unless the price of the Company’s common stock has increased over a number of years.

The Company does not time the granting of equity awards with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of new employees. The date of the annual meeting of stockholders, at which time the Compensation Committee reviews and approves annual equity grants for officers and key employees, is usually established about three months in advance.

Executive Officer Stock Ownership Guidelines

In April 2004, the Compensation Committee adopted minimum stock ownership guidelines for executive officers. For the Chief Executive Officer, the guideline stock ownership amount is 2-1/2 times annual base salary, and for all other executive officers the guideline stock ownership amount is 1-1/2 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines.

Retirement Benefits

The Company does not provide pension benefits or deferred compensation plans to any of its employees, including named executive officers, other than a 401(k) plan that is open to all regular, full-time U.S. employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including the named executive officers, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. Up to and including fiscal 2009, the Company matched 50% of the first 4% of pay contributed to the 401(k) plan each year. Effective April 6, 2009, the Company’s matching contributions to the 401(k) plan were suspended as part of a company-wide cost reduction program.

Severance and Change of Control Payments

The Company's Board of Directors has provided executive officers with severance and change of control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these executive officers may not be required by the acquirer. For a more detailed description of these severance and change of control benefits, please see the discussion under “Potential Payments Upon Termination Or Change In Control” below.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees of the Company, except that the Company pays the entire disability and health insurance premiums for the named executive officers. The named executive officers are also covered by a supplemental medical insurance program that reimburses the officer for out-of-pocket eligible medical costs up to an annual limit of $100,000 per officer. Company payments for named executive officers pursuant to these other elements of compensation in fiscal 2009 are included in the “All Other Compensation” column in the Summary Compensation Table on page 18.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the named executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

COMPENSATION COMMITTEE

Thomas Pardun, Chair
Kimberly Alexy
Frank Perna, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, the Compensation Committee was comprised of Ms. Alexy and Messrs. Pardun, Moyer and Perna, none of whom have ever been employed by the Company. Mr. Moyer stepped down from the Compensation Committee subsequent to the end of fiscal year 2009. There are no interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers or directors of other entities.

Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to each of the named executive officers for the last three years.

				FAS 123R
				Compensation
				Expense:		Non-Equity	All Other
	Fiscal			Stock	Option	Incentive Plan	Compen-
Name and Position	Year	Salary	Bonus	Awards	Awards	(Bonus Plan)	sation		Total
				(1)	(1)	(2)
Richard Gold (3)	2009	$425,000	$-0-	$150,767	$122,250	$-0-	$14,196	(6)	$712,213
President and CEO

Fred Sturm (4)	2009	3,192	-0-	126,350	-0-	-0-	887,019	(7)	1,016,561
Former President	2008	415,000	-0-	17,129	568,927	-0-	19,021		1,020,077
and CEO	2007	415,000	-0-	-0-	589,600	91,827	20,075		1,116,502

Michael Burdiek (5)	2009	275,846	-0-	36,931	151,100	48,332	18,117	(8)	530,326
Chief Operating	2008	240,000	-0-	11,301	127,981	17,000	14,562		410,844
Officer	2007	166,150	50,000	-0-	64,133	44,665	5,928		330,876

Garo Sarkissian	2009	210,000	-0-	25,369	81,083	10,500	17,166	(9)	344,118
VP Corporate	2008	200,000	-0-	8,496	55,064	22,000	26,776		312,336
Development	2007	175,000	30,000	-0-	48,225	39,130	11,330		303,685

Richard Vitelle	2009	280,000	-0-	39,175	271,788	30,343	11,600	(10)	632,906
VP Finance and CFO	2008	268,000	-0-	13,857	237,915	27,000	15,263		562,035
	2007	268,000	-0-	-0-	248,838	56,575	9,996		583,409

(1)	Amounts shown in these columns represent the fiscal 2009 FAS 123R fair value compensation expense for financial statement reporting purposes for restricted stock awards and stock option grants. The fair value of restricted stock awards is the grant date closing stock price. The fair value of option grants is computed using the Black-Scholes option pricing model and assuming no forfeitures. Assumptions made for the purpose of computing the fair value of stock options are described in the Company’s fiscal 2009 Annual Report on Form 10-K in Note 1 to the Consolidated Financial Statements under the heading “Accounting for Stock Options” and in Note 8 to the Consolidated Financial Statements under the heading “Equity Awards”. The fiscal 2009 amounts shown in the Stock Awards column for Messrs. Burdiek, Sarkissian and Vitelle represent FAS 123R fair value compensation associated with two annual restricted stock awards made in fiscal years 2008 and 2009 to the extent that such fair value was amortized to expense in fiscal 2009, while the amount shown for Mr. Gold represents one restricted stock grant made at the end of fiscal 2008 and the amount shown for Mr. Sturm represents the expense recognized upon the acceleration of restricted stock vesting at the time of his resignation from the Company on March 4, 2008 as further discussed in note (4) below. The amounts for fiscal 2009 shown in the Option Awards column for Messrs. Sarkissian and Vitelle represent FAS 123R fair value option compensation associated with four annual option grants awarded in fiscal years 2006 through 2009, the amount shown for Mr. Burdiek represents three annual option grants awarded in fiscal years 2007 through 2009, and the amount shown for Mr. Gold represents one option grant in fiscal 2009, all to the extent that such fair value was amortized to expense in fiscal 2009.

(2)	Amounts paid for fiscal 2009 were determined based on the achievement of certain individual goals specific to each officer. Mr. Gold declined to accept his earned bonus of $74,400 for fiscal 2009.

(3)	Mr. Gold voluntarily reduced his annual base salary from $425,000 to $380,000 effective May 11, 2009 in conjunction with a company-wide cost reduction program.

(4)	Mr. Sturm resigned his positions with the Company effective March 4, 2008. His separation agreement provided for severance of $830,000 (two times his base salary), acceleration of vesting for 60,000 shares of restricted stock, continuation of medical insurance coverage for six months, and outplacement services.

(5)	Mr. Burdiek was promoted from Wireless DataCom Division President to Chief Operating Officer effective June 11, 2008, at which time his base salary was increased from $265,000 to $280,000.

(6)	Includes $3,716 Company matching contribution under 401(k) Plan, $3,112 under an executive medical cost reimbursement program and $7,368 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Gold.

(7)	Includes severance of $830,000 paid or accrued, payment of accrued vacation of $25,646, outplacement fees of $20,000, $4,957 under an executive medical cost reimbursement program and $6,416 for health insurance premiums paid by the Company for the benefit of Mr. Sturm.

(8)	Includes $4,488 Company matching contribution under 401(k) Plan, $6,613 under an executive medical cost reimbursement program and $7,016 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(9)	Includes $4,105 Company matching contribution under 401(k) Plan, $6,383 under an executive medical cost reimbursement program and $6,678 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Sarkissian.

(10)	Includes $4,438 Company matching contribution under 401(k) Plan, $1,142 under an executive medical cost reimbursement program, and $6,020 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Vitelle.

Grants of Plan-Based Awards for Fiscal 2009

The table below sets forth the grants of stock options and other plan-based awards to the named executive officers during fiscal 2009.

						All Other	All Other			Grant Date
						Stock Awards:	Option Awards:	Exercise or	Market	Fair Value
			Estimated Future Payouts			Number of	Number of	Base Price	Price on	of Stock
			Under Non-Equity			Shares of	Securities	of Option	Grant	and Option
	Grant	Approval	Incentive Plan Awards (1)			Stock or	Underlying	Awards	Date	Awards
Name	Date	Date	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh.)	($/Sh.)	($/Sh.)
Richard Gold (2)			$63,750	$340,000	$637,500
President & CEO	3/4/08	2/29/08					300,000	$2.73	$2.73	$1.63

Michael Burdiek			$41,400	$138,000	$331,000
Chief Operating	7/24/08	7/24/08				50,000			$2.13	$2.13
Officer	7/24/08	7/24/08					120,000	$2.13	$2.13	$1.28

Garo Sarkissian			$31,500	$84,000	$168,000
VP Corporate	7/24/08	7/24/08				30,000			$2.13	$2.13
Development	7/24/08	7/24/08					50,000	$2.13	$2.13	$1.28

Richard Vitelle			$42,000	$140,000	$336,000
VP Finance	7/24/08	7/24/08				40,000			$2.13	$2.13
and CFO	7/24/08	7/24/08					90,000	$2.13	$2.13	$1.28

(1)	The amounts shown in these columns represent the threshold, target and maximum payout levels under the fiscal 2009 executive officer short-term incentive plan. The actual amount of incentive bonus paid to each named executive officer for fiscal 2009 is reported under the "Non-Equity Incentive Plan (Bonus Plan)" column of the Summary Compensation Table.

(2)	Mr. Gold commenced employment with the Company on February 29, 2008, but did not become an executive officer of the Company until March 4, 2008. On his first day of employment with the Company, Mr. Gold was awarded 200,000 shares of restricted stock, which had a fair value of $2.73 per share on the February 29, 2008 grant date. This equity award is not shown in the table above because it did not occur in fiscal 2009.

Outstanding Equity Awards at the End of Fiscal 2009

The following table sets forth the outstanding equity awards of each named executive officer as of the end of fiscal 2009. All outstanding option awards reported in this table vest in equal annual installments over four years and expire 10 years from the date of grant. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years. At the end of fiscal 2009 there were no unearned equity awards under performance-based plans.

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name and Position	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
Richard Gold (1)	8,000	0	$10.88	12/14/10	150,000	$75,000
President and CEO	8,000	0	5.15	07/23/11
	8,000	0	4.99	07/19/12
	8,000	0	3.89	07/18/13
	8,000	0	6.25	08/27/14
	8,000	0	8.53	08/03/15
	4,000	0	6.51	07/27/16
	0	300,000	2.73	03/04/18

Michael Burdiek	32,500	32,500	8.45	06/28/16	65,000	$32,500
Chief Operating	12,500	37,500	4.28	08/01/17
Officer	0	120,000	2.13	07/24/18

Garo Sarkissian	15,000	5,000	8.16	10/04/15	41,250	$20,625
VP Corp. Development	5,000	5,000	13.66	05/05/16
	7,500	22,500	4.28	08/01/17
	0	50,000	2.13	07/24/18

Richard Vitelle	35,000	0	5.15	07/23/11	58,750	$29,375
VP Finance and CFO	40,000	0	5.00	03/07/12
	20,000	0	3.16	04/25/13
	30,000	0	7.25	05/12/14
	45,000	15,000	5.69	05/04/15
	30,000	30,000	13.66	05/05/16
	15,000	45,000	4.28	08/01/17
	0	90,000	2.13	07/24/18

(1)	Mr. Gold’s stock options that have expiration dates of 12/14/10 through 7/27/16 were granted to him during the period from December 2000 to February 2008 that he served as a non-employee director of the Company. These options were granted pursuant to the non-employee director equity award provisions of the Company’s 1999 Stock Option Plan and 2004 Incentive Stock Plan.

Option Exercises and Stock Vested In Fiscal 2009

The following table sets forth the number of shares acquired upon exercise of options or vesting of restricted stock of each named executive officer during fiscal 2009, and the associated value realized.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name and Position	On Exercise (#)	Exercise ($)	On Vesting (#)	Vesting ($)
Richard Gold (1)	-0-	-0-	50,000	$25,000
President and CEO

Fred Sturm (2)	50,000	$42,500	60,000	$163,800
Former President and CEO

Michael Burdiek	-0-	-0-	5,000	$11,350
Chief Operating Officer

Garo Sarkissian	-0-	-0-	3,750	$8,513
VP Corp. Development

Richard Vitelle	-0-	-0-	6,250	$14,188
VP Finance and CFO

(1)	In addition to the 50,000 vested shares shown in this table for Mr. Gold, which were granted to him on his first day of employment with the Company, during fiscal 2009 he also acquired 8,000 shares upon vesting of restricted stock that were granted to him in his capacity as a non-employee director of the Company, for which the value realized was $17,040.

(2)	Effective March 4, 2008, Mr. Sturm resigned as President and Chief Executive Officer of the Company. Pursuant to his separation agreement, the vesting was accelerated on 60,000 shares of restricted stock that he held.

Potential Payments Upon Termination Or Change In Control

The Company has entered into change of control and salary continuation agreements with the named executive officers designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason following a Change of Control, in which:

  "Cause" is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer's duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer's position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of "no contest' to a felony involving moral turpitude;

  "Good Reason" is defined as (i) a material change or reduction in the officer's authority, duties and responsibilities following a Change of Control; (ii) transfer of the officer to another work location that is materially further away from the officer's current primary residence than the officer's current work location; or (iii) a material reduction in the officer's base salary made without the officer's consent; and

  "Change of Control" is defined as the first to occur of (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If the officer is terminated at any time without Cause, or the officer terminates his employment for Good Reason within the 12-month period immediately following a Change of Control, then the officer is entitled to severance in the form of continuation of payments of base salary and employee benefits coverage for 12 months (or 24 months in the case of the Chief Executive Officer). Under the provisions of Mr. Gold’s employment agreement as amended, the severance benefit of 24 months declines by one month for each month of service after the first two years of employment until the severance benefit reaches 12 months following 36 months of employment, after which the severance benefit remains fixed at 12 months.

Each agreement continues in effect until May 30, 2010 (or March 4, 2010 in the case of Mr. Gold’s agreement), and automatically renews for successive one-year terms thereafter; provided, however, that failure by the Company to renew the agreement constitutes termination without Cause.

For illustration purposes, if the Change of Control or salary continuation provisions had been triggered as of the end of fiscal 2009 for any of the named executive officers (other than Mr. Sturm, whose employment terminated on March 4, 2008), the total salary continuation benefits payable would have been $850,000 for Mr. Gold, $280,000 for Mr. Burdiek, $210,000 for Mr. Sarkissian and $280,000 for Mr. Vitelle. After giving effect to Mr. Gold’s voluntary reduction in base salary that was effective May 11, 2009, his total salary continuation benefit would have been $760,000.

In the event Mr. Gold’s employment with the Company is terminated without Cause, 50% of Mr. Gold's then unvested equity awards granted to him as an employee of the Company would become immediately vested. If the Company experiences a Change of Control and within a year of such change of control Mr. Gold’s employment with the Company is terminated without Cause or Mr. Gold terminates the agreement for Good Reason (as defined above), 75% of Mr. Gold's then unvested equity awards granted to him as an employee of the Company would become immediately vested. For illustration purposes, if these provisions had been triggered as of the end of fiscal 2009, the value of this accelerated vesting (based on the closing price of the Company’s Common Stock on February 27, 2009 of $0.50 per share) would have been $37,500 (in the case of a termination without Cause other than in connection with a Change of Control) and $112,500 (in the case of a termination without Cause or for Good Reason in connection with a Change of Control).

Mr. Sturm resigned from his positions with the Company effective March 4, 2008, and pursuant to his separation agreement he was paid six months of his base salary in a lump sum at the time of his resignation and he is being paid the remaining 18 months of his 24 month salary continuation benefit over an 18 month period. In addition, the Company accelerated the vesting of 60,000 shares of restricted stock held by Mr. Sturm.

Stock Performance Graph

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2004.

Years Ended February 28,	2004	2005	2006	2007	2008	2009
CalAmp Corp.	100	49	69	60	19	3
NASDAQ Composite Index	100	102	114	121	112	55
NASDAQ Electronic Components	100	78	85	88	81	48
NASDAQ Telecommunications	100	105	105	139	114	60

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2009. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors, and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of the immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during the fiscal year ended February 28, 2009.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was adopted by the Board in May 2001 and last amended in October 2004, a copy of which is available on the Company's website at www.calamp.com. The Audit Committee consists of three directors, none of whom were or are officers or employees of the Company. The current members of the Audit Committee are A.J. "Bert" Moyer, who serves as Chair, Frank Perna, Jr. and Larry Wolfe. Each is an "independent" director within Section 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

Duties of the Audit Committee during the period covered by this Report were to:

  oversee the Company's internal accounting and operational controls as well as its financial and regulatory reporting,

  select the Company's independent auditors and assess their performance on an ongoing basis,

  review the Company's interim and year-end financial statements and audit findings with management and the Company's independent auditors, and take any action considered appropriate by the Audit Committee and the Board, review the Company's general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors, review the results of each audit by the Company's independent accountants and discuss with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence, perform other oversight functions as requested by the full Board, and report activities performed to the full Board.

Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed CalAmp's audited financial statements for the fiscal year ended February 28, 2009 and discussed these financial statements with both the management of the Company and SingerLewak LLP ("SingerLewak"), CalAmp's independent public accountants. The Company's management, which has primary responsibility for the Company's financial statements, represented to the Audit Committee that its audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with SingerLewak the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, "The Auditor’s Communication With Those Charged With Governance." The Audit Committee also received from SingerLewak the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with SingerLewak the independence of that firm. For the fiscal year ended February 28, 2009, SingerLewak received fees for the audit of CalAmp's consolidated financial statements and for related tax compliance and tax advisory services. The Audit Committee also considered whether the provision of these services is compatible with maintaining the independence of SingerLewak.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

During fiscal 2009, management evaluated the Company's system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal control over financial reporting as of February 28, 2009. During fiscal 2009, the Audit Committee met with SingerLewak, with and without management present, to discuss the results of its examination and its observations and recommendations regarding the Company's internal control over financial reporting. The Audit Committee also reviewed and discussed with SingerLewak its attestation report on management's assessment of internal control over financial reporting and its review and report on the Company's internal control over financial reporting. The Company filed these reports with the SEC in its Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

AUDIT COMMITTEE
A.J. "Bert" Moyer, Chair
Frank Perna, Jr.
Larry Wolfe

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SingerLewak LLP ("SingerLewak") served as the Company's independent registered public accounting firm for fiscal year 2009. A representative of SingerLewak is expected to be present at the 2009 Annual Meeting, and will have the opportunity to make a statement and respond to questions. KPMG LLP (“KPMG”) served as the Company’s independent auditing firm for fiscal years 2002 through 2008.

On June 25, 2008, the Board of Directors, upon the recommendation of the Audit Committee, approved the replacement of KPMG with SingerLewak as the Company's independent registered public accounting firm for fiscal year 2009. SingerLewak was formally retained by the Company on June 25, 2008. During the Company's two most recent fiscal years prior to this change in auditors (the years ended February 28, 2008 and 2007), and during the subsequent period from March 1, 2008 through June 25, 2008, neither the Company nor anyone on its behalf consulted with SingerLewak regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended February 28, 2008 and 2007 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports were modified to describe the adoption of certain new accounting standards, specifically Financial Accounting Standard Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (adopted in fiscal 2008) and Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" (adopted in fiscal 2007).

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of February 28, 2008 and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of February 28, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports contained explanatory paragraphs summarizing the impacts of the exclusion from management's assessment of effectiveness of internal controls, the internal controls of acquired businesses Aercept (acquired in fiscal 2008) and Dataradio Inc. (acquired in fiscal 2007). Such exclusions were permitted under the existing rules.

During the two fiscal years ended February 28, 2008 and 2007, and during the subsequent interim period through June 25, 2008, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its report. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within such time period.

Audit Fees

Fees for the fiscal year 2009 audit conducted by SingerLewak, the fiscal year 2008 audit conducted by KPMG, and other work provided by SingerLewak during fiscal 2009 and KPMG during fiscal 2008 are as follows:

	Fiscal 2009	Fiscal 2008
	Fees	Fees
Audit fees	$506,000	$750,000
Audit-related fees	$4,700	$35,000
Tax fees	$15,000	$34,300
All other fees	$-0-	$-0-

The amount shown for "Audit fees" in fiscal years 2009 and 2008 includes fees related to the audit of internal controls in connection with complying with the provisions of Section 404 of the Sarbanes-Oxley Act. The amount shown for “Audit-related fees” represents fees for advising on the adoption of new accounting pronouncements and on the accounting treatment of various transactions. The amount shown for "Tax fees" represents income tax planning services and tax return preparation services for the Company's Canadian operations. In addition to the foregoing fees paid to SingerLewak for fiscal 2009 and KPMG for fiscal 2008, the Company paid fees of $63,600 and $78,983 in fiscal 2009 and 2008, respectively, to another public accounting firm to assist the Company in complying with the requirements of Section 404 of the Sarbanes-Oxley Act. The Audit Committee pre-approved all of the foregoing fees in accordance with the Audit Committee's pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee's pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation, that the independent auditor cannot perform for the Company under any circumstances.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE
CALAMP CORP. 2004 INCENTIVE STOCK PLAN

Background

At CalAmp’s 2004 Annual Meeting, the stockholders approved the 2004 Incentive Stock Plan (the “2004 Stock Plan”). The 2004 Stock Plan currently authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock, and stock bonuses to employees, non-employee directors and consultants up to a maximum of 3,000,000 shares of the Company’s Common Stock.

The 2004 Stock Plan is currently the only active stock incentive plan maintained by the Company for the purpose of granting stock-based compensation awards to officers, employees and non-employee directors. Since the approval of the 2004 Stock Plan by the stockholders on July 30, 2004, most of the shares available have been awarded. At February 28, 2009, the end of the Company’s most recent fiscal year, 352,971 shares of the Company’s common stock remained available in the 2004 Stock Plan for new equity award grants. In addition, as of February 28, 2009: (i) approximately 1,869,000 shares were covered by outstanding options granted under the 2004 Stock Plan and predecessor equity award plans; and (ii) approximately 907,000 shares were subject to unvested awards of restricted stock and restricted stock units granted under the 2004 Stock Plan. The weighted average remaining contractual term of outstanding stock options at February 28, 2009 was 6.4 years.

On June 12, 2009, the Board of Directors adopted an amendment and restatement of the 2004 Stock Plan, subject to stockholder approval (referred to in this proxy statement as the “2009 Amendment”). CalAmp proposes to increase the number of shares available for awards under the 2004 Stock Plan because the Company expects that the amount of shares available for future grants under this plan would be insufficient to cover equity awards anticipated to be made during the next 12 months, as well as awards made thereafter. In addition, CalAmp proposes to increase the maximum limit on equity awards to non-employee directors in order to give the Company more flexibility in the future to shift the weightings of cash and equity in the directors’ overall compensation structure to increase the relative portion that is in the form of equity.

Proposed Amendments

In this 2009 Amendment, CalAmp is seeking stockholder approval of the following changes to the 2004 Stock Plan in order to maintain its ability to attract, retain and motivate its management, other key employees and directors:

  Increase the number of shares of common stock available for awards under the 2004 Stock Plan by 3,000,000, from 3,000,000 shares to 6,000,000 shares; and

  Increase the maximum limit on equity awards to non-employee directors from 10,000 shares to 20,000 shares for both initial awards to new directors and annual awards to incumbent directors.

CalAmp’s Board of Directors and senior management believe that equity compensation aligns the interests of employees and non-employee directors with the interests of its other stockholders. The Board and senior management also believe that equity awards provide an important tool for retaining and motivating key Company employees, and that such awards enable CalAmp to maintain a competitive compensation program without increasing the use of cash.

A summary of the principal features of the 2004 Stock Plan as amended by the 2009 Amendment is set forth below. This summary is qualified in its entirety by reference to the full text of the 2004 Stock Plan as Amended and Restated, which is attached as Exhibit A to this proxy statement.

Why You Should Vote For The 2009 Amendment

The Board recommends that the Company’s stockholders approve the 2009 Amendment because it believes the Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders. The Board of Directors adopted the 2009 Amendment primarily because the number of shares available under the 2004 Stock Plan as currently in effect does not provide flexibility to adequately provide for future incentives.

Promotion of Good Corporate Governance Practices

The Board believes the use of equity incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the 2004 Stock Plan with a stake in the Company's success, the interests of the participants are aligned with those of the Company's stockholders. Specific features of the 2004 Stock Plan (as modified by the 2009 Amendment) that are consistent with good corporate governance practices include, but are not limited to:

  options and stock appreciation rights may not be granted with exercise prices lower than the closing price of the underlying shares on the grant date; and

  there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, or by canceling the award in exchange for cash or another type of award, other than in connection with a change in the Company's capitalization.

Section 162(m) of the Internal Revenue Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2004 Stock Plan has been (and with the 2009 Amendment remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, currently under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2004 Stock Plan, each of these aspects is discussed below, and stockholder approval of the 2009 Amendment will be deemed to constitute re-approval of each of these aspects of the 2004 Stock Plan for purposes of the approval requirements of Section 162(m).

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the annual meeting and entitled to vote on this proposal is necessary to approve the 2009 Amendment of the 2004 Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR
OF THE 2009 AMENDMENT OF THE 2004 STOCK PLAN.

Summary of the 2004 Stock Plan

The following summary outlines the principal features of the 2004 Stock Plan and proposed modification pursuant to the 2009 Amendment.

Purpose. The purpose of the 2004 Stock Plan is to provide a flexible framework that enables the Board of Directors to use a variety of equity-based awards based on changing needs of the Company, its competitive market, and regulatory climate. The Board of Directors and senior management believe that these equity-based awards enhance the Company’s ability to attract highly qualified personnel and strengthen its retention capabilities, and that it is in the best interest of the Company's stockholders for officers, employees and directors to own stock in the Company and that such ownership will instill in the participants a proprietary interest in the success of the Company.

Eligibility. All employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2004 Stock Plan. As of June 1, 2009, approximately 365 individuals were eligible to participate in the 2004 Stock Plan, including 5 non-employee directors and approximately 360 employees.

Administration. The 2004 Stock Plan is administered by the Compensation Committee of the Company’s Board of the Directors (the “Plan Committee”). The Plan Committee at all times must consist of two or more persons, each of whom is a member of the Board of Directors. To the extent required for transactions under the 2004 Stock Plan to qualify for the exemptions of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), members of the Plan Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from equity awards to be deductible by the Company pursuant to Section 162(m), members of the Plan Committee shall be “outside directors” within the meaning of such section of the Internal Revenue Code.

Plan Term. The 2004 Stock Plan will terminate 10 years from the date that the 2009 Amendment is approved by the stockholders, unless terminated earlier by the Board of Directors or the Compensation Committee.

Award Types and Limits.

The 2004 Stock Plan permits the Plan Committee to grant, in its discretion, incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) phantom stock and stock bonuses, each of which is described below. The maximum number of shares as to which stock options and stock awards may be granted under the 2004 Stock Plan would be increased from three million (3,000,000) shares to six million (6,000,000) shares if the 2009 Amendment is approved by stockholders.

The 2004 Stock Plan as originally adopted provided that awards other than stock options and SARs were counted against the available pool of equity awards under the 2004 Stock Plan in a 1.2-to-1 ratio. For example, if we issued 100 shares of restricted stock, it reduced the pool of shares available for future awards under the 2004 Stock Plan by 120 shares. If the 2009 Amendment is approved by stockholders, the 2004 Stock Plan will no longer have this 1.2-to-1 “fungible share” ratio. Instead, all types of equity awards (including "full value" awards such as awards of restricted stock and RSUs) that can be issued under the 2004 Stock Plan will reduce the available pool of awards on a 1-to-1 basis.

No single employee can be granted more than three hundred thousand (300,000) shares in any fiscal year of any type of equity award issuable under the 2004 Stock Plan (options, SARs, restricted stock, RSUs, phantom stock or bonus stock).

The shares to be delivered under the 2004 Stock Plan as amended will be made available from authorized but unissued shares of CalAmp common stock. Shares underlying equity awards made under the 2004 Stock Plan that are forfeited or cancelled, as well as any shares delivered to or withheld by the Company in payment of the exercise price or tax withholding obligation incurred in connection with an award, are returned to the pool and will be available for future equity awards.

Stock Options. Under the terms of the 2004 Stock Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed 10 years. Otherwise, the Plan Committee has discretion to determine any other terms and conditions otherwise consistent with the 2004 Stock Plan, including the vesting period. Options granted under the 2004 Stock Plan may be either incentive stock options qualifying under Section 422 of the Internal Revenue Code (“ISOs”) or options that are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Plan Committee as described in the 2004 Stock Plan. The 2004 Stock Plan prohibits repricing stock options without stockholder approval. For purposes of the 2004 Stock Plan, a “repricing” means a reduction in the exercise price of a stock option or the cancellation of an option in exchange for cash or another award under the 2004 Stock Plan, including another stock option if the exercise price of the option is less than the fair market value of the original stock option.

Stock Appreciation Rights. A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the 2004 Stock Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than 10 years and are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without stockholder approval. For purposes of the 2004 Stock Plan, a repricing of stock appreciation rights has the same meaning as for stock options as discussed above (substituting “stock appreciation rights” for “stock options”).

Restricted Stock and Restricted Stock Units. Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Plan Committee. RSUs are awards denominated in units of shares of common stock under which the issuance of shares is subject to such performance and other conditions as specified by the Plan Committee. Participants receiving restricted stock awards are entitled to the voting and dividend rights of the shares of common stock underlying the awards, although the Plan Committee in its discretion may require that any dividends paid on shares of restricted stock be held in escrow until all restrictions on such shares have lapsed. Participants receiving RSU awards are not entitled to the voting rights of the underlying shares of common stock, and are entitled to dividend equivalents only to the extent determined by the Plan Committee upon vesting of the underlying award.

Phantom Stock. Phantom stock awards are rights to receive in cash per share of phantom stock granted, within 30 days of the date on which such share vests, an amount equal to (i) the fair market value of a share of Common Stock as of the date on which such share of phantom stock vests, plus (ii) the aggregate dollar amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests.

Stock Bonuses. In the event that the Plan Committee grants a stock bonus, a certificate for the shares of Common Stock comprising such stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

Non-Employee Director Awards. Each year, on the day of the annual meeting of stockholders at which directors of the Company are elected, each non-employee director is entitled to receive an equity award. Under the provisions of the 2004 Stock Plan in effect prior to the 2009 Amendment, the annual equity award to non-employee directors was in an amount determined by the Board of Directors not to exceed 10,000 stock options or SARs, or 8,333 shares of restricted stock, RSUs, phantom stock, or bonus stock. If the 2009 Amendment is approved by stockholders, the maximum annual equity award to non-employee directors will be 20,000 shares of any type of equity award issuable under the 2004 Stock Plan (options SARs, restricted stock, RSUs, phantom stock or bonus stock). Stock options and SARs granted to non-employee directors generally become exercisable one year from the date of grant or over such longer or shorter period as the Board of Directors may establish.

Restriction on Repricing. Absent stockholder approval, neither the Plan Committee nor the Board of Directors has the authority, with or without the consent of the affected holders of stock options or SARs, to “reprice” any stock option or SAR after the date of its initial grant with a lower exercise price in substitution for the original exercise price. In this context, “repricing” means canceling an option or SAR to issue a replacement option or SAR to the holder at a lower exercise price, reducing the exercise price of an option or SAR, canceling an option or SAR in exchange for cash or another type of equity award, or taking any other action that is treated as a “repricing” under generally accepted accounting principles.

Exercise Price and Manner of Exercise. The exercise price per share of stock options and SARs is determined by the Plan Committee but in no event will be less than the fair market value of a share of Common Stock on the date the option or SAR is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) through a broker-assisted transaction whereby a broker selected and engaged by the participant sells shares in an open market transaction and remits from the sales proceeds the option exercise price and required taxes, (iii) subject to the approval of the Plan Committee, through shares retained by the Company in an amount whose fair market value is equal on the date of exercise to the exercise price, (iv) subject to the approval of the Plan Committee, in shares of Common Stock owned by the participant; or (v) subject to the approval of the Plan Committee, by such other provision as the Plan Committee may from time to time authorize.

Nontransferability. During the lifetime of a participant, the Plan Committee may permit the transfer, assignment or other encumbrance of an outstanding option unless such option is an incentive stock option or is meant to qualify under Rule 16b-3. Upon the death of an optionee, outstanding equity awards granted to such optionee may be exercised only by the executor or administrator of the participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Vesting and Period of Exercisability. Unless the applicable award agreement provides otherwise, options and SARs granted under the 2004 Stock Plan become cumulatively exercisable as to twenty-five percent (25%) of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Plan Committee shall determine the expiration date of each option and SAR; provided, however, that no options or SARs shall be exercisable more than 10 years after the date of grant. At the time of the grant of restricted stock, RSUs and phantom stock, the Plan Committee will establish a vesting schedule for the shares covered by the award.

Change in Control. The 2004 Stock Plan provides that, in the event of a “change in control” (as defined in the 2004 Stock Plan), the Plan Committee as constituted immediately prior to such change in control may, in its sole discretion, take action to immediately vest all options, SARs, restricted stock, RSUs and phantom stock that are not already vested.

Amendment or Termination of Plan. The Board of Directors may, at any time, suspend or terminate the 2004 Stock Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or Section 422 of the Internal Revenue Code, Rule 16b-3 or any comparable or successor exemption under which it is appropriate for the 2004 Stock Plan to qualify, or the rules of the Nasdaq Global Select Market. No action may reduce the participant’s rights under any outstanding equity award without the consent of the participant.

Qualifying Performance Criteria. The performance criteria for any equity award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) will consist of any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

Federal Income Tax Consequences of the 2004 Stock Plan

The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this Proxy Statement, with respect to awards granted under the 2004 Stock Plan. This summary is based on the federal income tax laws that are in effect as of the date hereof, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant's individual circumstances. For example, officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Incentive Awards.

Incentive Stock Options.

If a stock option under the 2004 Stock Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. Moreover, an employee will not be subject to FICA or FUTA taxes upon the exercise of an incentive stock option. However, an optionee may be subject to alternative minimum tax upon the exercise of incentive stock option since an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired upon exercise of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize:

  ordinary income at the time of disposition equal to the lesser of (a) sales price of the shares acquired upon the exercise of an incentive stock option less the exercise price of the option and (b) the fair market value of such shares at the date of the option exercise less the exercise price of the option;

  capital gain in amount equal to the sales price of the shares acquired upon the exercise of an incentive stock option over the fair market value of such shares on the date of the exercise of the incentive stock options; and

  capital loss in an amount equal to the excess, if any, of the exercise price of the incentive stock option over the sales price of the shares acquired upon the exercise of the options.

The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition, subject to the requirement of reasonableness, Section 162(m), and the satisfaction of a tax reporting obligation.

Non-Qualified Stock Options.

An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by an employee will be subject to applicable tax withholding, including income taxes, FICA and FUTA.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long or short-term, depending on the length of time the stock was held).

Restricted Stock and Restricted Stock Units.

Recipients of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, recipients generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the recipient may make a Section 83(b) election to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of grant. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the recipient will not recognize any additional income. If a restricted stock recipient forfeits unvested stock with respect to which a Section 83(b) election has been made, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount, if any, received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the recipient at the time the dividends are received. RSUs are not eligible for the Section 83(b) election.

Recipients of restricted stock and RSUs who are employees are subject to income tax and employment tax withholding and must make a payment to the Company, in the form of cash or withheld shares, at the time the restrictions lapse. Restricted stock recipients who make the Section 83(b) election who are employees will be subject to tax withholding at the time the stock is awarded to them, and must make a cash payment to the Company of the aggregate income tax and employment tax withholding amount concurrent with making the Section 83(b) election.

Stock Bonus. If stock granted under the 2004 Stock Plan is vested (i.e., transferable or not subject to a substantial risk of forfeiture), the recipient is required to recognize ordinary income at the time of the grant of the stock equal to the excess of (i) the fair market value of the shares on the date the shares are granted over (ii) the purchase price (if any) paid for the shares. The ordinary income recognized by an employee as a result of a stock grant will be subject to applicable tax withholding, including applicable income taxes, FICA and FUTA.

SARs. Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to applicable tax withholding (including income taxes, FICA, and FUTA) with respect to income recognized upon exercise of an SAR.

Phantom Stock. Recipients of phantom stock will recognize ordinary income in the taxable year in which cash is transferred to the individual. Participating individuals who are employees will be subject to applicable tax withholding (including income taxes, FICA, and FUTA) with respect to such income. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation.

Additional Information Regarding New Plan Benefits

Awards under the 2004 Stock Plan are based upon the Company’s performance. Accordingly, future awards under the 2004 Stock Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table,” “Grants of Plan-Based Awards for Fiscal 2009,” “Outstanding Equity Awards at the End of Fiscal 2009,” and “Option Exercises and Stock Vested in Fiscal 2009” at pages 18 through 21 of this proxy statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 2004 Stock Plan during the three most recent fiscal years.

Market Price of the Common Stock

As of June 16, 2009, the fair market value of the Common Stock was $1.01 per share, based on the closing price of the Common Stock as reported by NASDAQ.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended February 28, 2009 is being sent to all stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of any Proxy.

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon written or oral request from any person who was holder of record, or who represents in good faith he/ she was a beneficial owner, of Common Stock of the Company on June 16, 2009. Any such request shall be addressed to the Company at 1401 North Rice Avenue, Oxnard, California 93030, Attention: Corporate Secretary or by calling (805) 987-9000.

STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the Bylaws) of such business to the Corporate Secretary of the Company not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination to the Corporate Secretary of the Company not later than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year ending February 28, 2010 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 24, 2010. Such proposals should be sent to the attention of the Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person(s) acting under the Proxy.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Oxnard, California
June 24, 2009

CALAMP CORP.
2004 INCENTIVE STOCK PLAN
AS AMENDED AND RESTATED EFFECTIVE JULY 30, 2009

1. PURPOSE OF THE PLAN

     The purpose of the CalAmp Corp. 2004 Stock Incentive Plan (the "Plan") is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based programs based on changing needs of CalAmp Corp. (together with its subsidiaries, the “Company”), its competitive market, and regulatory climate. The Board of Directors and senior management of the Company believe it is in the best interest of the Company's stockholders for officers, employees, and members of the Board of Directors of the Company to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, to strengthen its retention capabilities, to enhance the long-term performance of the Company and its subsidiaries, to vest in Participants a proprietary interest in the success of the Company and its subsidiaries, and to provide certain “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

     Upon its Effective Date, as defined herein, the Plan replaces the Company's 1999 Stock Option Plan. Beginning on such date, the 1999 Stock Option Plan becomes frozen and stock options can no longer be granted thereunder.

2. DEFINITIONS

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a) “Award Agreement” shall mean a written agreement or other instrument approved by the Committee evidencing an Incentive Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

     (b) “Board of Directors” shall mean the Board of Directors of the Company.

     (c) “Cause” means the occurrence or existence of any of the following with respect to a Participant, as determined by the Committee: (i) unsatisfactory performance of duties or responsibilities, provided that the Company has given the participant written notice specifying the unsatisfactory performance of his or her duties and responsibilities and afforded the participant reasonable opportunity for cure, all as determined by the Committee; (ii) a material breach by the participant of any of his or her material obligations under any employment agreement between the participant and the Company of which the Company has given participant written notice; (iii) willful failure to follow any lawful directive of the Company consistent with the participant's position and duties, after written notice and reasonable opportunity to cure, all as determined by the Committee; (iv) a material breach by the participant of his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company (or any Subsidiary) that has not been approved by a majority of the disinterested directors of the Board or of the terms of his or her employment; (v) commission of any willful or intentional act by the participant that reasonably could be expected to injure materially the property, reputation, business or business relationships of the Company or its customers; (vi) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; or (vii) the abuse of any controlled substance or the abuse of alcohol or any other non-controlled substance which the Committee reasonably determines renders the participant unfit to serve in his or her capacity as an officer or employee of the Company (or any Subsidiary).

     (d) "Change of Control" shall mean the consummation of the first to occur of (i) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any Subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their Related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

     (f) “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

     (g) “Company Stock” shall mean the common stock, par value $.01 per share, of the Company.

     (h) “Disability” shall mean: (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her or (ii) when used in connection with the exercise of an Incentive Stock Option (as defined herein) following termination of employment, disability within the meaning of Section 422(e)(3) of the Code.

     (i) “Division” shall mean a portion of the Company's overall business that is organized and managed as a separate operating unit or business segment of the Company.

     (j) “Effective Date” shall mean July 30, 2004.

     (k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     (l) The “Fair Market Value” of a share of Company Stock with respect to any day shall be the closing price of Company Stock that day as reported on the Nasdaq Global Select Market or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion and, to the extent applicable, in a manner consistent with Section 409A and Section 22 of the Code.

     (m) “Incentive Award” shall mean an Option, SAR, Restricted Stock Unit, share of Restricted Stock, share of Phantom Stock or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

     (n) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

     (o) “Issue Date” shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

     (p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

     (q) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

     (r) “Participant” shall mean an employee, member of the Board of Directors, or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

     (s) "Performance Goal" shall mean vesting targets which may be established by the Committee from time to time and documented in writing in connection with an Incentive Award, which may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations.

     (t) A share of “Phantom Stock” shall mean the right, granted pursuant to Section 11, to receive in cash the Fair Market Value of a share of Company Stock.

     (u) “Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

     (v) “Restatement Effective Date” means the date this amendment and restatement of the Plan was approved and adopted by the Company’s stockholders.

     (w) A share of “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to the restrictions set forth in Section 9(c).

     (x) “Restricted Stock Unit” means the right, granted pursuant to Section 10, to receive shares of Company Stock or cash in lieu thereof in the future.

     (y) “Retirement” means termination of employment from the Company or, in the case of a member of the Board of Directors, termination of service to the Company, by a Participant whose: (i) age plus years of service with the Company equal at least 65; and (ii) years of service with the Company equal at least five (5).

     (z) “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

     (aa) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

     (bb) “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

     (cc) “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

     (dd) “Vesting Date” shall mean the date established by the Committee on which a Restricted Stock Unit or share of Restricted Stock or Phantom Stock may vest.

3. STOCK SUBJECT TO THE PLAN

     (a) Shares Available for Awards

     Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 6,000,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     The grant of an SAR that by its terms is to be settled in cash shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan.

     (b) Individual Limitation

     Subject to adjustment as provided in Section 3(c) hereof, the total number of Incentive Awards awarded to any one employee during any fiscal year of the Company, shall not exceed 300,000 shares of Company Stock. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(b) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

     (c) Adjustment for Change in Capitalization

     If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, by reason of any extraordinary cash dividend, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitation set forth in Section 3(b), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(c), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

     (d) Re-use of Shares

     The following shares of Company Stock shall again become available for Incentive Awards: any shares subject to an Incentive Award that remain unissued upon the cancellation or termination of such Award for any reason whatsoever; any shares of Restricted Stock forfeited; and, if allowed by the Committee as a form of payment of the Option exercise price or the required tax withholding in connection with an Incentive Award, any shares delivered by a Participant to the Company and any shares withheld and retained by the Company.

     (e) No Repricing

     Other than adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 3(c), absent prior stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “reprice” an Option or SAR after the date of its initial grant. For purposes of the Plan, “repricing” means canceling an Option or SAR to issue a replacement Option or SAR to the Participant at a lower exercise price, reducing the exercise price of an Option or SAR, canceling an Option or SAR in exchange for cash or another type of Incentive Award, or taking any other action that is treated as a “repricing” under generally accepted accounting principles. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

4. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. The Committee’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated). Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

     The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any Restricted Stock Unit or share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such Incentive Award.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. ELIGIBILITY

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such officers and salaried employees of the Company and its Subsidiaries (including employees who are also directors and prospective salaried employees conditioned on their becoming salaried employees), non-employee members of the Board of Directors, and such consultants to the Company and its Subsidiaries as the Committee shall select in its discretion.

6. AWARDS UNDER THE PLAN; AWARD AGREEMENTS

     The Committee may grant Options, SARs, Restricted Stock Units, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7. OPTIONS

     (a) Identification of Options

     Each Option shall be clearly identified in the applicable Award Agreement as either a Non-Qualified Stock Option or an Incentive Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

     (b) Exercise Price

     Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies.

     (c) Term and Exercise of Options

          (1) Unless the applicable Award Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Option, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each Option; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan, and further provided that no Option shall be exercisable more than ten (10) years after the date of grant.

          (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option in a manner determined by the Committee. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

               (i) in cash, by certified check, bank cashier’s check or wire transfer;

               (ii) through a broker-assisted transaction whereby a broker selected and engaged by the Participant sells shares of Company Stock in an open market transaction and remits to the Company from the sales proceeds on behalf of the Participant the Option exercise price and the required tax withholding amounts;

               (iii) subject to the approval of the Committee, and at the direction of the Participant, through shares retained by the Company in an amount whose aggregate Fair Market Value is equal on the date of exercise to the exercise price, thereby surrendering as payment the portion of the Option that covers the retained shares;

               (iv) subject to the approval of the Committee, in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; or

               (v) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

          (4) Notwithstanding the foregoing, in the case of an Incentive Stock Option exercised pursuant to (3)(iii) above, the number of shares deemed to be used to satisfy the exercise price will not be treated as having been purchased through the exercise of an Incentive Stock Option.

          (5) No shares of Company Stock will be issued until full payment has been made. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require. Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

     (d) No Reload Rights

     Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

     (e) No Loans

     The Company may not make loans to individual Participants for the purpose of financing the exercise of an Option.

     (f) Limitations on Incentive Stock Options

          (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (g) Effect of Termination of Employment

          (1) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(g)(1) shall be extended to one year in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (3) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Retirement of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for a period of two years from the date of termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (4) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, if a Participant’s employment by or service with the Company (or any Subsidiary) is terminated for Cause, any unexercised Stock Option granted to such participant shall be cancelled on the date of such termination, whether or not exercisable on such date. See also Section 20, Cancellation and Rescission of Incentive Awards.

     (h) Acceleration of Exercise Date Upon Change in Control

     In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to make each Option granted under the Plan and outstanding at such time fully and immediately exercisable upon such Change in Control, and if so accelerated each Option shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a potential Change in Control, the Committee may in its discretion cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Common Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.

8. SARS

     (a) Exercise Price

     The exercise price per share of an SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

     (b) Benefit Upon Exercise

     At the time of granting an SAR, the Committee, in its sole and absolute discretion, shall specify whether the benefit payable upon exercise of the SAR will be paid in shares of Company Stock or in cash, and such form of payment will be made a part of the applicable Award Agreement. The exercise of an SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Payment will be made in shares of Company Stock, valued at their Fair Market Value on the date of exercise, or in cash, as specified in the applicable Award Agreement. Payments shall be made as soon as practicable following exercise of the SAR.

     (c) Term and Exercise of SARs

          (1) Unless the applicable Award Agreement provides otherwise, an SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any SAR, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each SAR. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the date of grant.

          (2) An SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (3) An SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

     (d) Effect of Termination of Employment

     The provisions set forth in Section 7(g) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

     (e) Acceleration of Exercise Date Upon Change in Control

     In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to make each SAR granted under the Plan and outstanding at such time fully and immediately exercisable upon such Change in Control, and if so accelerated each SAR shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

9. RESTRICTED STOCK UNITS

     (a) Vesting Date

     At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

     (b) Benefit Upon Vesting

     Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one share of Company Stock or an amount in cash equal to the Fair Market Value of a share of Company Stock on the date on which such share of Restricted Stock Unit vests, as determined by the Committee.

     (c) Conditions to Vesting

     At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such Performance Goals as the Committee may specify. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Incentive Award is granted. The Committee may, in its discretion, also make grants of Restricted Stock Units which vest over a period of time of at least one year.

     (d) Dividends on Restricted Stock Units

     Company Stock underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

     (e) Consequences of Vesting

     Upon the vesting of a Restricted Stock Unit (other than a Restricted Stock Unit that is settled in cash) pursuant to the terms of the Plan and the applicable Award Agreement, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Restricted Stock Unit was granted. Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

     (f) Effect of Termination of Employment

          (1) Unless the applicable Award Agreement or the Committee provides otherwise, Restricted Stock Units that have not vested shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

          (2) In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited. See also Section 20, Cancellation and Rescission of Incentive Awards.

     (g) Effect of Change in Control

     In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding Restricted Stock Units which have not theretofore vested.

10. RESTRICTED STOCK

     (a) Issue Date and Vesting Date

     At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall cease to apply to such share.

     (b) Conditions to Vesting

     At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify. Notwithstanding anything in this Plan to the contrary, the performance criteria for any grant of Restricted Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Incentive Award is granted. The Committee may, in its discretion, also make grants of Restricted Stock which vest over a period of time of at least one year.

     (c) Restrictions on Transfer Prior to Vesting

     Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

     (d) Dividends on Restricted Stock

     The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

     (e) Issuance of Certificates

          (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

     The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CalAmp Corp. 2004 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as the CalAmp Corp. Compensation Committee may adopt. Copies of the Plan, Award Agreement and, if any, rules, regulations and interpretations are on file in the office of the Secretary of CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

          (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held in escrow by the Company until (i) the restrictions have lapsed and (ii) the income tax and employment tax withholding amounts have been satisfied, as provided for in Section 17 hereof.

     (f) Consequences of Vesting

     Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 10(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

     (g) Effect of Termination of Employment

          (1) Unless the applicable Award Agreement or the Committee provides otherwise, during the 90 days following termination of a Participant’s employment for any reason other than Cause, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

          (2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid for such shares. See also Section 20, Cancellation and Rescission of Incentive Awards.

     (h) Effect of Change in Control

     In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding shares of Restricted Stock which have not theretofore vested.

11. PHANTOM STOCK

     (a) Vesting Date

     At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b) Benefit Upon Vesting

     Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c) Conditions to Vesting

     At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Phantom Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Incentive Award is granted. The Committee may, in its discretion, also make grants of Phantom Stock which vest over a period of time of at least one year.

     (d) Effect of Termination of Employment

          (1) Unless the applicable Award Agreement or the Committee provides otherwise, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

          (2) In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares. See also Section 20, Cancellation and Rescission of Incentive Awards.

     (e) Effect of Change in Control

     In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding shares of Phantom Stock which have not theretofore vested.

12. STOCK BONUSES

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

13. NON-EMPLOYEE DIRECTOR AWARDS

     Each year, on the day of the annual meeting of the stockholders of the Company at which directors of the Company are elected (and, in the case that a person becomes a Non-Employee Director other than at an annual meeting, on such date that the person first becomes a Non-Employee Director), each Non-Employee Director shall receive Incentive Awards in an amount not to exceed 20,000 shares of Company Stock. The specific amount of Incentive Awards to be granted to each Non-Employee Director on such dates will be as determined by the Board of Directors from time to time, subject to this limitation of 20,000 shares of Company Stock on each such date.

     If, on any date upon which Incentive Awards are to be granted pursuant to this Section 13, the number of shares of Company Stock remaining available for issuance under the Plan is less than the total number of shares of Company Stock that otherwise would be covered by such Incentive Awards, in the aggregate, then Incentive Awards for a pro rata amount of the remaining shares of Company Stock available for issuance (rounded to the nearest whole share) shall be awarded to each Non-Employee Director on such date. Incentive Awards granted pursuant to this Section 13 shall generally become exercisable one (1) year from the date of grant or over such longer or shorter period as the Board of Directors may from time to time establish, subject to the discretion of the Committee to accelerate the vesting of Incentive Awards as provided in Section 4 hereof.

14. RIGHTS AS A STOCKHOLDER

     No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.

     Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

     Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

     The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Incentive Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Incentive Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

16. SECURITIES MATTERS

     (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

     (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17. WITHHOLDING TAXES

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the amount of any federal, state and local tax withholding requirements must be satisfied by the Participant prior to the issuance of shares by the Company (or, in the case of Restricted Stock, before the release of such shares from escrow). The Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by (i) electing to have the Company withhold and retain from delivery shares of Company Stock having a value equal to the amount of the tax withholding requirement, or (ii) delivering to the Company already vested and owned shares of Common Stock having a value equal to the amount of the tax withholding requirement. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Company Stock are subject to Section 16(b) of the Exchange Act shall be subject to the approval of the Committee in its sole discretion.

18. NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

     If any Participant shall, in connection with the award of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of award the amounts specified in Section 83(b)), such Participant shall notify the Company of such election at the time of entering into the Award Agreement pertaining to the Restricted Stock award, and shall concurrently make a payment to the Company of the aggregate income tax and employment tax withholding amount, such payment to be made in cash, by certified check, bank cashier’s check or wire transfer.

19. NOTIFICATION UPON DISQUALIFYING DISPOSITION

     Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

20. CANCELLATION AND RESCISSION OF INCENTIVE AWARDS

     Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Incentive Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 20, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's "Confidentiality, Company Property, and Non-Solicitation Agreement" (formerly known as the Company's "Confidential Invention Agreement"), all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant's employment for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's Code of Business Conduct and Ethics policy; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

21. AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying the requirements of the Nasdaq Global Select Market or any other securities exchange on which shares of Company Stock are traded or Section 162(m) or Section 422 of the Code. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

22. NO OBLIGATION TO EXERCISE

     The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

23. TRANSFERS UPON DEATH; NONASSIGNABILITY

     Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

     During a Participant’s lifetime, the Committee may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option or outstanding shares of Restricted Stock; provided that, in the case of an Incentive Stock Option, transferability may be permitted during the Participant's lifetime only to the extent that the Incentive Stock Option retains its qualified status, unless the Committee and the Participant agree otherwise.

24. EXPENSES AND RECEIPTS

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25. FAILURE TO COMPLY

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

26. EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Restatement Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

27. APPLICABLE LAW

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

CALAMP CORP.
1401 N. RICE AVE.
OXNARD, CA 93030

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by CalAmp Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CalAmp Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15768-P79848	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CALAMP CORP.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors
1.	Election of Directors		☐	☐	☐
NOMINEES:
	01) Frank Perna, Jr.	04) A.J. "Bert" Moyer
	02) Kimberly Alexy	05) Thomas Pardun
	03) Richard Gold	06) Larry Wolfe

Vote on Proposals
							For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.	Approval of an amendment to the CalAmp Corp. 2004 Incentive Stock Plan to increase the number of shares reserved for issuance by 3,000,000 and to make certain other changes to this Plan as described in the accompanying proxy statement.						☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.						☐	☐	☐

NOTE:	Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:

You can view the Annual Report and Proxy Statement on the Internet at https://materials.proxyvote.com/128126, which does not use "cookies" or other software that identifies visitors accessing the website.

M15769-P79848

CALAMP CORP. 1401 N. Rice Avenue Oxnard, California 93030
PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP.

The undersigned stockholder of CalAmp Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2009 Annual Meeting of Stockholders, and hereby appoints Frank Perna and Richard Gold, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 16, 2009 at the Annual Meeting of Stockholders to be held on July 30, 2009 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED AND IN THE DISCRETION OF THE PROXIES ON MATTERS DESCRIBED IN PROPOSALS 2 AND 3 ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(CONTINUED ON REVERSE SIDE)